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                                  Exhibit 11

                      CAPITAL INVESTMENT OF HAWAII, INC.
                               AND SUBSIDIARIES

                     Computation of Loss Per Common Share

                        Five years ended July 31, 1995



                                              1995          1994            1993          1992           1991
                                           -----------   -----------    -----------    -----------    -----------
Loss from continuing operations
  before extraordinary credit
  applicable to common shareholders        $  (807,926)   (1,423,453)      (997,381)      (966,427)      (501,024)
Discontinued operations                             --            --        (23,398)      (121,352)       (46,069)
Extraordinary credit                                --            --             --        507,000        172,400
                                           -----------   -----------    -----------    -----------    -----------
          Net loss applicable to
           common shareholders             $  (807,926)   (1,423,453)    (1,020,779)      (580,779)      (374,693)
                                           ===========   ===========    ===========    ===========    ===========

Divided by weighted average number of
  common shares outstanding during the
  period*                                    1,032,683     1,032,683      1,032,683      1,032,683      1,035,624
                                           ===========   ===========    ===========    ===========    ===========
Loss per common share:
  Loss before extraordinary credit               (.78)         (1.38)          (.97)         (0.93)         (0.48)
  Discontinued operations                          --             --           (.02)          (.12)          (.05)
  Extraordinary credit                             --             --             --            .49            .17
                                           ----------    -----------     ----------    -----------    -----------
          Net loss                               (.78)         (1.38)          (.99)         (0.56)         (0.36)
                                           ===========   ===========     ==========    ===========    ===========

*Per Exhibit 11a.
